Exhibit 99.1

FOR IMMEDIATE RELEASE

THE MADISON SQUARE GARDEN COMPANY REPORTS

RESULTS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2011

Transformation project on schedule; Madison Square Garden Arena to re-open late October

NEW YORK, N.Y., August 26, 2011 – The Madison Square Garden Company (NASDAQ: MSG) today reported financial results for the second quarter and six months ended June 30, 2011. As previously announced, the company changed its fiscal year end to June 30. As a result, the six months ended June 30, 2011 represent a transition period, with the next fiscal year covering the period from July 1, 2011 through June 30, 2012.

Revenues and AOCF for the six month transition period ended June 30, 2011 include the impact from mid April through June 30 of the scheduled shutdown of the Garden and the Theater at Madison Square Garden due to the Transformation project. The scheduled shutdown is expected to continue until late October 2011. Operating income also reflects an increase in depreciation expense, primarily associated with the Transformation project. Six month 2011 revenues of $564.3 million increased 5.7%, as compared to the prior year period. Adjusted operating cash flow (“AOCF”)(1) of $95.7 million increased 5.3% and operating income of $44.9 million decreased 19.6%, both as compared to the prior year period. Cash and cash equivalents as of June 30, 2011 totaled $304.9 million.

Revenues and AOCF for the 2011 second quarter include the impact of the scheduled shutdown of the Garden and the Theater at Madison Square Garden. Operating income also reflects an increase in depreciation expense, primarily associated with the Transformation project. Second quarter 2011 revenues of $233.9 million increased 3.0%, as compared to the prior year period, primarily reflecting an increase in revenues in the MSG Sports and MSG Media segments, offset by a decrease in revenues in the MSG Entertainment segment. AOCF of $40.9 million decreased 3.7%, as compared to the prior year period, reflecting AOCF decreases in the MSG Media and MSG Sports segments, and higher Other(2) expenses, mostly offset by improved AOCF in the MSG Entertainment segment. Second quarter 2011 operating income of $14.5 million decreased 43.7% and net income of $8.5 million ($0.11 per diluted share) decreased 39.1%, both as compared to the prior year period, primarily reflecting the increase in depreciation expense as discussed above.

President and CEO Hank Ratner said: “Both our second quarter and six month 2011 transition period results reflect continued revenue growth and solid overall AOCF, with a strong cash position at period-end. We achieved these results even as the Madison Square Garden Arena and the Theater at Madison Square Garden were unavailable for the majority of the second quarter. The Transformation project remains on schedule, with the Garden expected to re-open in late October. Our Transformation sales initiatives continue to progress well and we remain confident that the project will generate meaningful growth for our company.”

Results from Operations

Segment results for the quarters ended June 30, 2011 and 2010 are as follows:

	Revenue			AOCF			Operating Income (Loss)
$ millions	Q2 2011	Q2 2010	% Change	Q2 2011	Q2 2010	% Change	Q2 2011	Q2 2010	% Change
MSG Media	$139.6	$134.5	3.8%	$58.2	$62.1	(6.3)%	$51.6	$56.7	(9.0)%
MSG Entertainment	36.0	46.8	(23.1)%	(11.9)	(20.0)	40.5%	(14.5)	(22.8)	36.3%
MSG Sports	75.4	63.9	18.0%	(1.3)	3.5	—	(5.0)	0.6	—
Other (including eliminations)	(17.0)	(18.0)	5.4%	(4.2)	(3.2)	(30.9)%	(17.5)	(8.7)	(101.2)%

Total Company	$233.9	$227.1	3.0%	$40.9	$42.4	(3.7)%	$14.5	$25.7	(43.7)%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.
2.	On an AOCF basis, Other consists principally of unallocated corporate general and administrative costs. On an operating income basis, Other also includes depreciation and amortization expense.

MSG Media

For the 2011 second quarter, MSG Media revenues of $139.6 million rose 3.8%, as compared to the prior year period. Affiliate fee revenue increased $3.3 million, as compared to the prior year period, primarily attributable to higher affiliation rates, with the overall increase being substantially offset by the impact of the expiration of certain affiliation agreements. Advertising revenue increased $2.4 million, as compared to the second quarter of 2010. AOCF of $58.2 million decreased 6.3% and operating income of $51.6 million decreased 9.0%, both as compared to the second quarter of 2010. The decrease in AOCF and operating income primarily reflects higher direct operating expenses and selling, general and administrative expenses, partially offset by the increase in affiliate fee and advertising revenues.

MSG Entertainment

For the 2011 second quarter, MSG Entertainment revenues of $36.0 million decreased 23.1%, as compared to the prior year period. The decrease in revenues was primarily attributable to lower event-related revenues at the Garden and the Theater at Madison Square Garden, reflecting the scheduled shutdown of these venues, and Radio City Music Hall, as well as lower productions revenues, with the overall decrease partially offset by higher revenues at the Beacon Theatre. The segment’s AOCF loss of $11.9 million improved by 40.5% and operating loss of $14.5 million improved by 36.3%, both as compared to the second quarter of 2010. The improvement in AOCF and operating income primarily reflects the absence of operating losses incurred in the prior year period related to a co-production and improved event-related results at the Beacon Theatre, partially offset by lower event-related results at the Garden, the Theater at Madison Square Garden and Radio City Music Hall.

MSG Sports

For the 2011 second quarter, MSG Sports revenues of $75.4 million increased 18.0%, as compared to the prior year period. The increase in revenues was primarily attributable to higher playoff-related revenues. AOCF decreased by $4.8 million to a loss of $1.3 million and operating income decreased by $5.6 million to a loss of $5.0 million, both as compared to the second quarter of 2010. The decrease in AOCF and operating income primarily reflects higher direct operating expenses, including a $5.5 million increase in expenses for certain team personnel transactions, and higher selling, general and administrative expenses, partially offset by the increase in revenues.

About The Madison Square Garden Company

The Madison Square Garden Company is a fully-integrated sports, media and entertainment business. The company is comprised of three business segments: MSG Sports, MSG Media and MSG Entertainment, which are strategically aligned to work together to drive the company’s overall business, which is built on a foundation of iconic venues and compelling content that the company creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports consists of owning and operating sports franchises, including the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Connecticut Whale (AHL). MSG Sports also features the presentation of a wide variety of live sporting events including professional boxing, college basketball, track and field and tennis, as well as MSG Action Sports, an action sports and lifestyle division. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from MSG’s venues. MSG Media consists of the MSG Networks (MSG, MSG Plus, MSG HD and MSG Plus HD) regional sports networks and the Fuse Networks (Fuse and Fuse HD), a national television network dedicated to music. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in MSG’s diverse collection of venues. These venues include Madison Square Garden, Radio City Music Hall, the Theater at Madison Square Garden, the Beacon Theatre, the Chicago Theatre and the Wang Theatre. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, and 3) restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the distortive effects of fluctuating stock prices in the case of stock appreciation rights and, in the case of restricted shares, restricted stock units and stock options, the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:
Barry Watkins Executive Vice President Communications The Madison Square Garden Company (212) 465-5920	Alysia Lew Vice President Communications The Madison Square Garden Company (212) 465-5925	Ari Danes, CFA Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 88401069

Conference call replay number is 855-859-2056 / Conference ID Number 88401069 until September 2, 2011

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues	$233,874	$227,131	$564,287	$533,632

Adjusted operating cash flow	$40,858	$42,442	$95,726	$90,945
Share-based compensation expense	(2,625)	(2,548)	(5,924)	(5,859)

Operating income before depreciation and amortization	38,233	39,894	89,802	85,086
Depreciation and amortization	(23,756)	(14,199)	(44,926)	(29,260)

Operating income	14,477	25,695	44,876	55,826
Other income (expense):
Interest expense, net	(1,157)	(988)	(2,216)	(1,106)
Miscellaneous	—	—	5,561	2,000

Income from operations before income taxes	13,320	24,707	48,221	56,720
Income tax expense	(4,793)	(10,694)	(20,607)	(25,326)

Net income	$8,527	$14,013	$27,614	$31,394

Basic earnings per common share	$0.11	$0.19	$0.37	$0.43

Diluted earnings per common share	$0.11	$0.18	$0.36	$0.41

Basic weighted-average number of common shares outstanding	74,506	73,957	74,350	73,705
Diluted weighted-average number of common shares outstanding	77,186	76,773	77,193	76,488

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock, restricted stock units, stock options and stock appreciation rights granted under our employee stock plans and non-employee director plans in all periods.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended June 30,
	2011	2010	% Change

MSG Media	$139,550	$134,482	3.8%
MSG Entertainment	35,965	46,765	(23.1)%
MSG Sports	75,381	63,874	18.0%
Inter-segment eliminations	(17,022)	(17,990)	5.4%

Total Madison Square Garden Company	$233,874	$227,131	3.0%

	Six Months Ended June 30,
	2011	2010	% Change

MSG Media	$287,114	$273,987	4.8%
MSG Entertainment	78,770	88,238	(10.7)%
MSG Sports	233,120	206,537	12.9%
Inter-segment eliminations	(34,717)	(35,130)	1.2%

Total Madison Square Garden Company	$564,287	$533,632	5.7%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended June 30,		%	Three Months Ended June 30,		%
	2011	2010	Change	2011	2010	Change

MSG Media	$58,228	$62,113	(6.3)%	$51,560	$56,660	(9.0)%
MSG Entertainment	(11,915)	(20,037)	40.5%	(14,541)	(22,844)	36.3%
MSG Sports	(1,294)	3,545	—	(5,023)	587	—
All other	(4,161)	(3,179)	(30.9)%	(17,519)	(8,708)	(101.2)%

Total Madison Square Garden Company	$40,858	$42,442	(3.7)%	$14,477	$25,695	(43.7)%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Six Months Ended June 30,		%	Six Months Ended June 30,		%
	2011	2010	Change	2011	2010	Change

MSG Media	$120,805	$123,892	(2.5)%	$107,724	$112,437	(4.2)%
MSG Entertainment	(18,697)	(32,750)	42.9%	(24,539)	(39,129)	37.3%
MSG Sports	2,246	6,952	(67.7)%	(4,894)	521	—
All other	(8,628)	(7,149)	(20.7)%	(33,415)	(18,003)	(85.6)%

Total Madison Square Garden Company	$95,726	$90,945	5.3%	$44,876	$55,826	(19.6)%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$304,876	$354,498
Restricted cash	8,051	4,215
Accounts receivable, net of allowance for doubtful accounts of $2,292 and $2,410	118,013	127,897
Net related party receivables	22,587	22,907
Prepaid expenses	34,512	40,411
Other current assets	21,379	25,638

Total current assets	509,418	575,566
Property and equipment, net of accumulated depreciation and amortization of $407,190 and $408,561	607,792	472,821
Other assets	140,664	118,429
Amortizable intangible assets, net of accumulated amortization of $122,093 and $113,484	121,794	130,403
Indefinite-lived intangible assets	158,096	158,096
Goodwill	742,492	742,492

	$2,280,256	$2,197,807

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$31,769	$8,118
Accrued liabilities:
Employee related costs	55,007	71,859
Other accrued liabilities	167,784	117,509
Deferred revenue	156,047	148,819

Total current liabilities	410,607	346,305

Defined benefit and other postretirement obligations	52,865	55,700
Other employee related costs	39,700	40,079
Other liabilities	53,995	57,272
Deferred tax liability	517,204	527,527

Total liabilities	1,074,371	1,026,883

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 shares authorized; 62,094 and 62,265 shares outstanding.	625	624
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,041,769	1,032,121
Treasury stock, at cost, 500 and 234 shares	(10,279)	(3,723)
Retained earnings	188,867	161,253
Accumulated other comprehensive loss	(15,233)	(19,487)

Total stockholders’ equity	1,205,885	1,170,924

	$2,280,256	$2,197,807

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Net cash provided by operating activities	$51,898	$70,798

Net cash used in investing activities	(98,048)	(41,766)

Net cash provided by (used in) financing activities	(3,472)	180,997

Net increase (decrease) in cash and cash equivalents	(49,622)	210,029
Cash and cash equivalents at beginning of period	354,498	109,716

Cash and cash equivalents at end of period	$304,876	$319,745